Exhibit 10.3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

PURSUANT TO THE TERMS OF SECTION 1 OF THIS WARRANT, ALL OR A PORTION OF THIS WARRANT MAY HAVE BEEN EXERCISED, AND THEREFORE THE ACTUAL NUMBER OF WARRANT SHARES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF.

True Drinks Holdings, Inc.

Warrant To Purchase Common Stock

Warrant No: 20151009-01
Number of Shares of Common Stock (subject to adjustment): 17,500,000
Date of Issuance: October 9, 2015 (“Issuance Date”)

True Drinks Holdings, Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Vincent C. Smith, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, upon the exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at the Exercise Price (as defined below) then in effect, at any time or times on or after the Issuance Date and until the Expiration Date (as defined below), Seventeen Million Five Hundred Thousand (17,500,000) fully paid nonassessable shares of Common Stock (as defined below) (as such amount may be adjusted in accordance with the terms of this Warrant, the “Warrant Shares”).  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 14.

This Warrant is being issued in connection with, and as partial consideration for, that certain Personal Guaranty of Bottling Agreement (the “Guaranty”), dated October 9, 2015, executed by Vincent C. Smith for the benefit of Niagara Bottling, LLC, a California limited liability (“Niagara”).  The Guaranty was entered into in connection with that certain Bottling Agreement, dated October 9, 2015, by and between the Company and Niagara.  The rights granted to the Holder hereunder shall be deemed to be earned in full immediately upon the execution of the Guaranty, and such rights shall not be impacted in any way by the subsequent revocation or termination of the Guaranty (in accordance with its terms).

The terms and conditions of the Warrant are as follows:

1.      EXERCISE OF WARRANT.

(a)      Mechanics of Exercise.  Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(e)), this Warrant may be exercised by the Holder at any time on or after the Issuance Date until the Expiration Date, in whole or in part (but not as to fractional shares), by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) if the Holder is not electing a Cashless Exercise (as defined below) pursuant to Section 1(d) of this Warrant, payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (such amount, the “Cash Exercise Price”) in cash or wire transfer of immediately available funds (any such exercise, a “Cash Exercise”) (the items referred to in clauses (i) and (ii) above, as applicable, the “Exercise Delivery Documents”).  The Holder shall not be required to surrender this Warrant in order to effect a partial exercise hereunder; provided, however, that in the event that this Warrant is exercised in full or for the remaining unexercised portion hereof, the Holder shall deliver this Warrant to the Company for cancellation within a reasonable time after such exercise.  On or before the first Trading Day following the date on which the Company has received the Exercise Delivery Documents, the Company shall transmit by facsimile or e-mail transmission a confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent for the Common Stock (the “Transfer Agent”). On or before the second Trading Day following the date on which the Company has received all of the Exercise Delivery Documents (such date, the “Share Delivery Date”), the Company shall, (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (the “FAST Program”) and so long as the Warrant Shares are not required to bear a legend regarding restriction on transferability, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s (or its designee’s) balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not then participating in the FAST Program, or if the certificates evidencing the Warrant Shares to be received are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder (or its designee), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.  Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.  If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant is greater than the number of Warrant Shares being acquired upon such exercise, then the Company shall as soon as practicable, and in no event later than three Trading Days after any such exercise, and at its own expense, issue a new Warrant (in accordance with Section 6(d)) representing the right to purchase the number of Warrant Shares purchasable under this Warrant immediately prior to such exercise, less the number of Warrant Shares with respect to which this Warrant is then being exercised.  The Company shall pay any and all taxes and other expenses of the Company (including overnight delivery charges) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

(b)      Exercise Price.  For purposes of this Warrant, “Exercise Price” means $0.188.  The Exercise Price is subject to adjustment as provided herein.

(c)      Cashless Exercise.  Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Cash Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

                                                    Net Number = (A x B) - (A x C)
                                                                                         B

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	the arithmetic average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(d)      Rule 144.  For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, assuming the Holder is not an “affiliate” of the Company (within the meaning of such term under the Securities Act), it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Issuance Date.

(e)      Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed in accordance with Section 1(a).

2.      ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)      Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce (but not increase) the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(b)      Adjustment upon Subdivision or Combination of Common Stock.  If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)      Adjustment Upon Issuance of Shares of Common Stock. If the Company at any time on or after the Issuance Date issues or sells, or in accordance with this Section 2(c) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company) for consideration per share (the amount of such consideration, the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such price, the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be automatically reduced to an amount equal to the New Issuance Price; provided, however, that no adjustment pursuant to this Section 2(c) shall be made if such adjustment would increase the Exercise Price or decrease the number of Warrant Shares then in effect.  Without limiting the foregoing, the following shall be applicable to adjustments made pursuant to this Section 2(c):

(1)         Issuance of Options. If the Company in any manner grants or sells any Options, and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option, or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option, is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(c)(1), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option, or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon (1) the granting or sale of such Option, (2) exercise of such Option, and (3) conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Option, or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option. Except as contemplated below, once an adjustment is made to the Exercise Price in accordance with this Section  2(c)(1) with respect to a particular issuance of Options or Convertible Securities,  no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options, or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities issued upon exercise of such Options.

(2)         Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange of such Convertible Securities is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(c)(2), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange of such Convertible Securities” shall be equal to the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon (1) the issuance or sale of the Convertible Security and (2) conversion, exercise or exchange of such Convertible Security, and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof.  Except as contemplated below, once an adjustment is made to the Exercise Price in accordance with this Section  2(c)(2) with respect to a particular issuance of Convertible Securities,  no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon the conversion, exercise or exchange of such Convertible Securities.

(3)         Change in Option Price or Rate of Conversion. If (1) the purchase or exercise price provided for in any Options, (2) the additional consideration, if any, payable upon the issuance, conversion, exercise or exchange of any Convertible Securities, or (3)the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock, increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to reflect the Exercise Price that would have been in effect had such Options or Convertible Securities provided for such increased or decreased purchase or exercise price, additional consideration, or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(c)(3), if the terms of any Options or Convertible Securities that were outstanding as of the date of issuance of this Warrant are adjusted in the manner described in the immediately preceding sentence, then such Options or Convertible Securities, and the shares of Common Stock deemed issuable upon the exercise, conversion or exchange of such Options or Convertible Securities, shall be deemed to have been issued as of the date of such adjustment.

(4)         Calculation of Consideration Received. If (i) any Options or Convertible Securities are issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, and (ii) all such Options or Convertible Securities (as applicable) so issued or sold are, or may become, exercisable and/or convertible for an aggregate number of shares of Common Stock that exceeds (as applicable) either (1) if Common Stock was the primary security issued or sold in such transaction, the aggregate number of shares of Common Stock so issued or sold in such transaction or (2) if Options or Convertible Securities were the primary securities issued or sold in such transaction, the aggregate number of shares of Common Stock so deemed issued or sold in such transaction that underlie all Options or Convertible Securities that constituted the primary securities in such transaction, then (x) such Options or Convertible Securities (as applicable) will be deemed to have been issued for consideration equal to the fair market value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received by the Company minus (II) the aggregate fair market value of such Options or Convertible Securities (as applicable).  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair market value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the volume-weighted average closing price of such security for the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation, the fair market value of such consideration shall be determined in accordance with Section 12.

(5)         Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(d)      Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2, but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights or phantom stock rights), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(d) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.      FUNDAMENTAL TRANSACTIONS.

(a)      Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes (unless the Company is the Successor Entity) all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(a), pursuant to a written agreement to deliver to the Holder, in exchange for such Warrants, warrants of the Successor Entity evidenced by a written instrument reasonably satisfactory in form and substance to the Holder, and substantially similar in form and substance to this Warrant, providing, among other things, that the securities of the Successor Entity shall be exercisable for a number of shares of capital stock of the Successor Entity that is substantially equivalent to the number of shares of Common Stock acquirable by the Holder upon exercise of this Warrant prior to such Fundamental Transaction, and providing for an exercise price for the securities of the Successor Entity that is substantially equivalent to the Exercise Price in effect prior to such Fundamental Transaction (in each case, after taking into account the relative value of the shares of Common Stock as determined by reference to such Fundamental Transaction and the value of the shares of the capital stock of the Successor Entity, with the intent of the parties being to protect the aggregate economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and (ii) the Successor Entity (including its Parent Entity, as applicable) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer to the Successor Entity), and may exercise every right and power of the Company, and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

(b)      Applicability to Successive Transactions.   The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied (without regard to any limitations on the exercise of this Warrant).

4.      NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith comply with all the provisions of this Warrant and take all actions consistent with effectuating the purposes of this Warrant.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on the exercise of this Warrant).

5.      WARRANT HOLDER NOT DEEMED A STOCKHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be deemed the holder of any of the Warrant Shares for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notices of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6.      REISSUANCE OF WARRANTS.

(a)      Transfer of Warrant.  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company and deliver the completed and executed Assignment Form, in the form attached hereto as Exhibit B, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered in such name as the Holder may request on the Assignment Form, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant are being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)      Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)      Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder to the Company, for a new Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender and set forth in such new Warrant; provided, however, that no Warrants for fractional shares of Common Stock shall be issued.

(d)      Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or, in the case of new Warrants being issued pursuant to Section 6(c), the Warrant Shares which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant, which shall be the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

7.      REGISTRATION RIGHTS.  The Company agrees that if, at any time within thirty (30) calendar days following the Issuance Date, it enters into any agreement or arrangement pursuant to which it sells and issues any additional shares of its capital stock in a financing transaction (any such transaction, a “New Financing”), including any transaction in which it sells and issues any additional shares of Series C Convertible Preferred Stock, and pursuant to which the Company agrees, through the execution of a registration rights agreement (or similar agreement) to register the shares of capital stock issued in the New Financing (or the shares of capital stock underlying the Options or Convertible Securities issued in the New Financing) under the Securities Act, the Company will include the Warrant Shares as “registrable securities” within such registration rights agreement.  The treatment of the Warrant Shares pursuant to such registration rights agreement shall be substantially similar to the treatment of the “registrable securities” pursuant to that certain Registration Rights Agreement, dated August 13, 2015, entered into between the Company and the Purchasers named therein (the “Registration Rights Agreement”).  To the extent the Company does not enter into a New Financing transaction within the referenced time period, the Company agrees to enter into a registration rights agreement covering the registration of the Warrant Shares on substantially similar terms as set forth in the Registration Rights Agreement within sixty (60) days following the Issuance Date.

8.      NOTICES.

(a)      Whenever the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant is adjusted pursuant to the terms hereof, the Company shall promptly mail to the Holder a notice setting forth the adjusted number of Warrant Shares and/or the adjusted Exercise Price and a brief statement of the facts requiring such adjustment(s).

(b)      If, during the period of time between the Issuance Date and the Expiration Date, (i) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Company shall be required in connection with any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder, at least ten (10) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the subsidiaries of the Company, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

9.      AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided, that, except as contemplated by Section 2, the number of Warrant Shares subject to this Warrant, the Exercise Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Holder.  Any such amendment shall apply to all Warrants and be binding upon all registered holders of such Warrants.

10.      GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.  This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of California, without reference to the choice of law provisions thereof.  The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Orange County and the United States District Court for the Central District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant.  The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

11.         CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.              DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or e-mail transmission within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or e-mail transmission the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld.  The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the date it receives the disputed determinations or calculations.  The prevailing party in any dispute resolved pursuant to this Section 11 shall be entitled to be paid for its reasonable expenses incurred in resolving such dispute, including all costs and fees paid or incurred in good faith, in relation to the resolution of such dispute.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13.           REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

14.        TRANSFER.  Subject to compliance with applicable securities laws, and to the requirements of Section 6, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant to the Company, together with a written assignment of this Warrant substantially in the form of the Assignment Form attached hereto.

15.         CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)      “Bloomberg” means Bloomberg Financial Markets.

(b)      “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(c)      “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported on the OTCQB Marketplace.  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d)      “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(e)       “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(f)      “Eligible Market” means the New York Stock Exchange, Inc., the NYSE MKT, the NASDAQ Global Market, the NASDAQ Global Select Market, or the NASDAQ Capital Market.

(g)       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)      “Expiration Date” means 11:59 p.m. Pacific Standard Time on the fifth anniversary of the Issuance Date or, if such date falls on a day that is not a Trading Day, then at 11:59 p.m. Pacific Standard Time on the next Trading Day.

(i)      “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), or (ii) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(j)       “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(k)       “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(l)      “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(m)            “Principal Market” means the OTCQB Marketplace.

(n)      "Required Holders" means the Holders of a majority of the Warrant Shares evidenced by this Warrant as of the date of determination.

(o)      “Securities Act” means the Securities Act of 1933, as amended.

(p)      “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(q)      “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

 [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set forth above.

TRUE DRINKS HOLDINGS, INC. By: /s/ Lance Leonard Name: Lance Leonard Title: Chief Executive Officer

 EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

True Drinks Holdings, Inc.

The undersigned holder hereby exercises the right to purchase _________________ shares of Common Stock (“Warrant Shares”) of True Drinks Holdings, Inc., a Nevada corporation (the “Company”), [evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”) (only include this provision if Warrant is being exercised in full)].  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

    1.           Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as a:

                  “Cash Exercise” with respect to _______________ Warrant Shares; and/or

                  “Cashless Exercise” with respect to _______________ Warrant Shares.

    2.           Payment of Exercise Price.  In the event that the holder has elected a “Cash Exercise” with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Cash Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

    3.           Delivery of Warrant Shares.  The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant and, after delivery of such Warrant Shares, _____________ Warrant Shares remain subject to the Warrant.

Date: _______________ __, ______

   Name of Registered Holder

By:   _____________________________
         Name:
         Title:

A-1

 EXHIBIT B

ASSIGNMENT FORM

True Drinks Holdings, Inc.

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)
Address:
(Please Print)
Dated: _______________ __, ______
Holder’s Signature:
Holder’s Address:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

B-1